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                                                                 Exhibit (d)(17)

                            SUB-ADVISORY AGREEMENT
                          (International Equity Fund)

          AGREEMENT made as of October 13, 2000 between Firstar Investment Research & Management Company, LLC ("FIRMCO"), a Wisconsin corporation (the "Adviser"), and Clay Finlay Inc., a New York corporation ("Sub-Adviser").

          WHEREAS, Mercantile Mutual Funds, Inc. (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Adviser has been appointed investment adviser to the Fund's International Equity Portfolio (the "Portfolio");

          WHEREAS, the Adviser previously has retained Sub-Adviser to assist it in the provision of a continuous investment program for the Portfolio;

          WHEREAS, the Board of Directors of the Fund has approved this Agreement, subject to approval by the shareholders of the Portfolio, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.  Appointment. The Adviser hereby appoints Sub-Adviser to act as
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sub-advisor to the Portfolio as permitted by the Adviser's Advisory Agreement with the Fund pertaining to the Portfolio. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2.  Sub-Advisory Services. Subject to the supervision of the Fund's
              ---------------------
Board of Directors, Sub-Adviser will assist the Adviser in providing a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Portfolio. Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus and resolutions of the Fund's Board of Directors applicable to the Portfolio.

          Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

               (a) will prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Portfolio and determine from time to time what securities and other investments will be purchased, retained or sold for the Portfolio, including, with the assistance of the Adviser, the Portfolio's investments in futures and forward currency contracts;


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               (b)  will manage in consultation with the Adviser the Portfolio's temporary investments in securities;

               (c) will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer;

               (d) will not purchase shares of the Portfolio for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Fund's Board of Directors or by federal, state and local law;

               (e) will manage the Portfolio's overall cash position, and determine from time to time what portion of the Portfolio's assets will be held in different currencies;

               (f) will provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments, and occasional "White Papers" on international investment issues;

               (g) will attend regular business and investment-related meetings with the Fund's Board of Directors and the Adviser if requested to do so by the Fund and/or the Adviser; and

               (h) will maintain books and records with respect to the securities transactions for the Portfolio, furnish to the Adviser and the Fund's Board of Directors such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

          3.  Covenants by Sub-Adviser. Sub-Adviser agrees with respect to the
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services provided to the Portfolio that it:

               (a) will conform with all Rules and Regulations of the Securities and Exchange Commission;

               (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

               (c) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to

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          comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

          4.  Services Not Exclusive. The services furnished by Sub-Adviser
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hereunder are deemed not to be exclusive, and nothing in this Agreement shall
(i) prevent Sub-Adviser or any affiliated person (as defined in the 1940 Act) of Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Portfolio or (ii) limit or restrict Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Portfolio is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Adviser agrees that it will not undertake any
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activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Portfolio under this Agreement.

          5.  Portfolio Transactions. Investment decisions for the Portfolio
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shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Portfolio and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Portfolio and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained or sold by the Portfolio. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

          Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Portfolio's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Portfolio and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-

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Adviser's overall responsibilities to the Portfolio and to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, or the Portfolio's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

          6.   Books and Records. In compliance with the requirements of Rule
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31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7.   Expenses. During the term of this Agreement, Sub-Adviser will pay
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all expenses incurred by it in connection with its activities under this
Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio.

          8.   Compensation.
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          (a)  For the services provided and the expenses assumed with respect to the Portfolio pursuant to this Agreement, Sub-Adviser will be entitled to a fee, computed daily and payable monthly, from Adviser, calculated at the annual rate of .75% of the first $50 million of the Portfolio's average daily net assets, plus .50% of the next $50 million of average daily net assets, plus .25% of average daily net assets in excess of $100 million.

          (b) If the Adviser reimburses the Fund, pursuant to Section 8(b) of the Advisory Agreement, with respect to the Portfolio, Sub-Adviser will bear its share of the amount of such reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees otherwise payable to it hereunder with respect to the Portfolio to the aggregate fees otherwise payable by the Fund to the Adviser under the Advisory Agreement with respect to the Portfolio.

          9.   Standard of Care; Limitation of Liability. Sub-Adviser shall
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exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

          10.  Reference to Sub-Adviser. Neither the Adviser nor any affiliate
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or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Portfolio, which references shall not differ in substance from those included in the current registration statement pertaining to the Portfolio, this Agreement and the Advisory Agreement between the Adviser and the Fund with respect to the Portfolio, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

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          11.  Duration and Termination. This Agreement shall become effective
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upon its approval by the shareholders of the Portfolio in accordance with the terms of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue until January 31, 2002, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Directors or vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, Sub-Adviser or by the Fund's Board of Directors or by vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

          12.  Amendment of this Agreement. No provision of this Agreement may
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be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Portfolio until approved by the vote of a majority of the outstanding voting securities of the Portfolio.

          13.  Notice. Any notice, advice or report to be given pursuant to
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this Agreement shall be delivered or mailed:

               To Sub-Adviser at:
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               200 Park Avenue
               New York, NY 10166

               To the Adviser at:
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               One Firstar Plaza
               7th and Washington Streets
               Suite 2100
               St. Louis, MO 63101

               To the Fund at:
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               c/o W. Bruce McConnel, Esq.
               Drinker Biddle & Reath LLP
               One Logan Square
               18/th/ and Cherry Streets
               Philadelphia, PA 19103-6996

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          14.  Miscellaneous. The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

          15.  Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   FIRSTAR INVESTMENT RESEARCH &
                                    MANAGEMENT COMPANY, LLC
Attest:

/s/ Melissa A. Packee              By:  /s/ Jeffrey M. Squires
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                                   CLAY FINLAY INC.

Attest:

signature illegible                By:  signature illegible
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